Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
10-03

Contacts:	James Haddox, CFO	Kip Rupp / krupp@drg-e.com
	Reba Reid	Ken Dennard / ksdennard@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS 2009 FOURTH QUARTER AND ANNUAL RESULTS
Fourth Quarter Revenues of $985.4 million
GAAP Diluted EPS of $0.21 in 4Q09
Adjusted Diluted EPS of $0.31 in 4Q09
HOUSTON — Feb. 22, 2010 — Quanta Services, Inc. (NYSE: PWR) today announced results for the three and 12 months ended Dec. 31, 2009. As previously announced, Quanta completed the acquisition of Price Gregory Services, Incorporated (Price Gregory) on Oct. 1, 2009. Therefore, these reported results of operations include the results of Price Gregory from Oct. 1, 2009 through Dec. 31, 2009 and are compared to the pre-acquisition historical results of Quanta for prior fiscal periods.
Revenues in the fourth quarter of 2009 were $985.4 million compared to revenues of $921.5 million in the fourth quarter of 2008. For the fourth quarter of 2009, net income attributable to common stock was $43.9 million or $0.21 per diluted share, as compared to $46.5 million or $0.24 per diluted share in the fourth quarter of 2008. Adjusted diluted earnings per share (a non-GAAP measure) was $0.31 for the fourth quarter of 2009 compared to $0.27 for the fourth quarter of 2008. See the attached table for a reconciliation of this non-GAAP measure to the reported GAAP measure.
“Our customers and demand for our services continue to be negatively impacted by slow economic conditions. During these difficult times, however, we have continued our strategy of not pursuing low-margin work. The success of this strategy is reflected in the improvement of our gross margins for the full year 2009 over 2008 even though we had a reduction in our emergency restoration revenues of $127 million in 2009. While our strategy has adversely affected our revenues and backlog, we are confident that it will benefit our company and shareholders over the long term,” said John R. Colson, chairman and CEO of Quanta Services. “Although we are forecasting a challenging first quarter of 2010, we continue to expect meaningful recovery in the second half of 2010 with a modest increase in spending by our customers.”
Revenues for the 12 months of 2009 were $3.32 billion compared to $3.78 billion for the 12 months of 2008. For the 12 months of 2009, Quanta reported net income attributable to common stock of $162.2 million or $0.81 per diluted share, compared to $157.6 million or $0.87 per diluted share for the 12 months of last year. Included in net income attributable to common stock for the 12 months of 2009 is $22.4 million of income, or a benefit of $0.11 per diluted share, from the release of income tax contingencies in the third quarter of 2009. Adjusted diluted earnings per share was $0.90 for the 12 months of 2009 as compared to $1.03 for the 12 months of 2008. See the attached table for a reconciliation of this non-GAAP measure to the reported GAAP measure.
See note (a) to the Consolidated Statements of Operations in this press release for an explanation of 2008 amounts that have been retrospectively restated as a result of the adoption of new accounting pronouncements effective Jan. 1, 2009.
OUTLOOK
Quanta and its customers continue to operate in a challenging business environment caused partly by the economic downturn and weak capital markets. Therefore, management cannot predict the timing or extent of the impact that these conditions may have on demand for Quanta’s services, particularly in the near term. The following forward-looking statements are based on current expectations and actual results may differ materially.
Quanta expects revenues for the first quarter of 2010 to range between $700 million and $750 million. Diluted earnings per share for the first quarter of 2010 are estimated to be $0.07. Quanta expects adjusted diluted earnings per share (a non-GAAP measure calculated on the same basis as the historical adjusted diluted earnings per share presented in this release) for the first quarter of 2010 to be approximately $0.11. Amortization of intangibles, non-cash interest expense and non-cash stock compensation expenses are forecasted to be $11.6 million for the first quarter of 2010.
Quanta expects revenues for the full year 2010 to range between $3.9 billion and $4.2 billion. Diluted earnings per share for the full year 2010 are estimated to be between $0.90 and $1.00. Quanta expects adjusted diluted earnings per share (a non-GAAP measure calculated on the same basis as the historical adjusted diluted earnings per share presented in this release) for the full year 2010 to range from $1.06 to $1.16. Amortization of intangibles, non-cash interest expense and non-cash stock compensation expenses are forecasted to be approximately $61.0 million for the full year 2010.
Quanta Services has scheduled a conference call for Feb. 22, 2010, at 9:30 a.m. Eastern time. To participate in the call, dial (480) 629-9820 at least ten minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company’s Web site at www.quantaservices.com. To listen to the call live on the Web, please visit the Quanta Services Web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call on the company’s Web site at www.quantaservices.com. A replay will also be available through March 1, 2010, and may be accessed at (303) 590-3030 and using the pass code 4233173#. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600 or email kcroan@drg-e.com.
The non-GAAP measures in this press release and on the company’s Web site are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used as an addition to, and not in lieu of, results prepared in conformity with GAAP. Reconciliations of other GAAP to non-GAAP measures not included in this press release can be found on the company’s Web site at www.quantaservices.com in the “Financial News” section.
Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power, natural gas and pipeline and telecommunication industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide. Additionally, Quanta licenses point-to-point fiber optic telecommunications infrastructure in select markets and offers related design, procurement, construction and maintenance services. With operations throughout North America, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.
Forward-Looking Statements
This press release (and oral statements regarding the subject matter of this release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, projected revenues and earnings per share and other projections of financial and operating results and capital expenditures; growth or opportunities in particular markets; the impact of renewable energy initiatives, the recently enacted economic stimulus package and other existing or potential legislative actions on future spending by customers; the potential benefits from acquisitions, including Price Gregory; the expected value of, and the scope, services, term and results of any related projects awarded under, agreements for services to be provided by Quanta; statements relating to the business plans or financial condition of our customers; and Quanta’s strategies and plans, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, quarterly variations in operating results; continuing declines in economic and financial conditions, including volatility in the capital markets; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of existing projects, including as a result of capital constraints that may impact our customers; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; the successful negotiation, execution, performance and completion of pending and existing contracts; the ability to generate internal growth; the effect of natural gas and oil prices on Quanta’s operations and growth opportunities; the ability to effectively compete for new projects and market share; the failure of renewable energy initiatives, the recently enacted economic stimulus package or other existing or potential legislative actions to result in increased demand for Quanta’s services; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the inability of customers to pay for services; the failure to recover on payment claims against project owners or to obtain adequate compensation for customer-requested change orders; the failure to effectively integrate Price Gregory and its operations or to realize potential synergies, such as cross-selling opportunities, from the acquisition; the ability to attract skilled labor and retain key personnel and qualified employees; potential shortage of skilled employees; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; the ability to successfully identify, complete and integrate acquisitions; the potential adverse impact resulting from uncertainty surrounding acquisitions, including the ability to retain key personnel from the acquired businesses and the potential increase in risks already existing in Quanta’s operations; the adverse impact of goodwill or other intangible asset impairments; growth outpacing infrastructure; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; liabilities for claims that are self -insured; potential additional risk exposure resulting from any unavailability or cancellation of third party insurance coverage; inability to enforce our intellectual property rights or the obsolescence of such rights; risks associated with the implementation of an information technology solution; potential liabilities relating to occupational health and safety matters; the potential that participation in joint ventures exposes us to liability and/or harm to our reputation for failures of our partners; risks associated with operating in international markets; risks associated with our dependence on suppliers, subcontractors and equipment manufacturers; risks associated with Quanta’s fiber optic licensing business, including regulatory changes and the potential inability to realize a return on capital investments; beliefs and assumptions about the collectability of receivables; the cost of borrowing, availability of credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investment activities; the ability to obtain performance bonds; the impact of a unionized workforce on operations and the ability to complete future acquisitions; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; potential exposure to environmental liabilities; requirements relating to governmental regulation and changes thereto; rapid technological and structural changes that could reduce the demand for services; the ability to access sufficient funding to finance desired growth and operations; the potential conversion of Quanta’s outstanding convertible subordinated notes; provisions of our corporate governing documents could make an acquisition of our company more difficult; and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2008, Quanta’s Quarterly Reports on Form 10-Q for each of the quarters in 2009, and any other documents that Quanta files with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s Web site at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.

Quanta Services, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2009 and 2008
(In thousands, except per share information)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
		Restated(a)		Restated(a)
Revenues	$985,423	$921,534	$3,318,126	$3,780,213
Cost of services (including depreciation)	794,476	754,801	2,724,638	3,145,347

Gross profit	190,947	166,733	593,488	634,866
Selling, general & administrative expenses	94,823	82,265	312,414	309,399
Amortization of intangible assets	23,692	6,836	38,952	36,300

Operating income	72,432	77,632	242,122	289,167
Interest expense	(2,832)	(2,849)	(11,269)	(32,002)
Interest income	409	1,660	2,456	9,765
Other income (expense), net	(405)	(66)	421	340

Income before income taxes	69,604	76,377	233,730	267,270
Provision for income taxes	25,159	29,888	70,195	109,705

Net income	44,445	46,489	163,535	157,565
Less: Net income attributable to noncontrolling interest	500	—	1,373	—

Net income attributable to common stock	$43,945	$46,489	$162,162	$157,565

Earnings per share attributable to common stock:
Basic earnings per share	$0.21	$0.24	$0.81	$0.89

Diluted earnings per share	$0.21	$0.24	$0.81	$0.87

Weighted average shares used in computing earnings per share:
Basic	208,293	195,531	200,733	178,033

Diluted	209,987	197,525	201,311	196,975

(a)	Effective January 1, 2009, we adopted two new accounting pronouncements that each required retrospective application. One of these pronouncements was FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1) (FASB Accounting Standards Codification (ASC) 470-20, Debt-Debt with Conversion and Other Options). FSP APB 14-1 (FASB ASC 470-20) requires us to bifurcate and separately value the debt and equity components of our convertible subordinated notes on our balance sheet. The recorded value of the equity component of our convertible notes is offset by the recognition of an adjustment to the carrying value of the convertible subordinated notes in the form of an original issuance discount which is amortized over the expected life of the convertible subordinated notes as a non-cash interest charge. As a result of the adoption of FSP APB 14-1 (FASB ASC 470-20), we recorded non-cash interest expense of $1.1 million and $4.2 million for the three and twelve months ended December 31, 2009 and $1.0 million and $14.5 million for the three and twelve months ended December 31, 2008. The additional non-cash interest expense in 2008 reduced our previously reported diluted earnings per share from $0.88 to $0.87 for the twelve months ended December 31, 2008 and had no impact on reported diluted earnings per share for the three months ended December 31, 2008. In addition, we adopted FASB Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities” (FSP EITF 03-6-1) (FASB ASC 260, Earnings Per Share). Under FSP EITF 03-6-1 (FASB ASC 260), we are required to treat unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) as participating securities and to include such awards in the computation of both basic and diluted earnings per share. The adoption of FSP EITF 03-6-1 (FASB ASC 260) did not have a material impact on basic and diluted earnings per share in the three or twelve months ended December 31, 2009 or 2008. As a result of retrospectively applying both of these FSPs, our consolidated balance sheet as of December 31, 2008 and consolidated statements of operations for the three and twelve months ended December 31, 2008 have been retrospectively restated herein to reflect the impact of the adoption of these standards.

Quanta Services, Inc. and Subsidiaries Calculation of Earnings Per Share For the Three and Twelve Months Ended December 31, 2009 and 2008 (In thousands, except per share information) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
		Restated(1)		Restated(1)
Income for diluted earnings per share:
Net income attributable to common stock	$43,945	$46,489	$162,162	$157,565
Effect of convertible notes under the “if-converted” method — interest expense addback, net of taxes	—	33	—	13,612

Net income attributable to common stock for diluted earnings per share	$43,945	$46,522	$162,162	$171,177

Calculation of weighted average shares for diluted earnings
Weighted average shares outstanding for basic earnings per share	208,293	195,531	200,733	178,033
Effect of dilutive stock options	162	158	192	342
Effect of shares held in escrow	1,532	—	386	—
Effect of convertible subordinated notes under the “if-converted” method — weighted convertible shares issuable	—	1,836	—	18,600

Weighted average shares outstanding for diluted earnings per share	209,987	197,525	201,311	196,975

Diluted earnings per share:	$0.21	$0.24	$0.81	$0.87

(1)	See Note (a) to the Consolidated Statements of Operations

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	December 31,	December 31,
	2009	2008
		Restated(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$699,629	$437,901
Accounts receivable, net	688,260	795,251
Costs and estimated earnings in excess of billings on uncompleted contracts	61,239	54,379
Inventories	33,451	25,813
Prepaid expenses and other current assets	100,213	72,063

Total current assets	1,582,792	1,385,407
PROPERTY AND EQUIPMENT, net	854,437	635,456
OTHER ASSETS, net	45,345	33,479
OTHER INTANGIBLE ASSETS, net	184,822	140,717
GOODWILL	1,449,558	1,363,100

Total assets	$4,116,954	$3,558,159

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and notes payable	$3,426	$1,155
Accounts payable and accrued expenses	422,034	400,253
Billings in excess of costs and estimated earnings on uncompleted contracts	70,228	50,390

Total current liabilities	495,688	451,798
CONVERTIBLE SUBORDINATED NOTES, NET	126,608	122,275
DEFERRED INCOME TAXES AND OTHER
NON-CURRENT LIABILITIES	384,097	301,712

Total liabilities	1,006,393	875,785

TOTAL STOCKHOLDERS’ EQUITY	3,109,183	2,682,374
NONCONTROLLING INTEREST	1,378	—

TOTAL EQUITY	3,110,561	2,682,374

Total liabilities and equity	$4,116,954	$3,558,159

(1)	See Note (a) to the Consolidated Statements of Operations

Quanta Services, Inc. and Subsidiaries Supplemental Data For the Three and Twelve Months Ended December 31, 2009 and 2008 (In thousands) (Unaudited)
Segment Results
We report our results under four reporting segments: (1) Electric Power Infrastructure Services, (2) Natural Gas and Pipeline Infrastructure Services, (3) Telecommunications Infrastructure Services and (4) Fiber Optic Licensing.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2009		2008		2009		2008
Revenues:
Electric Power	$516,349	52.4%	$565,660	61.4%	$2,067,845	62.3%	$2,301,566	60.9%
Natural Gas and Pipeline	351,519	35.6%	229,168	24.9%	784,657	23.7%	879,541	23.3%
Telecommunications	94,339	9.6%	107,879	11.7%	378,363	11.4%	536,778	14.2%
Fiber Optic Licensing	23,216	2.4%	18,827	2.0%	87,261	2.6%	62,328	1.6%

Consolidated revenues	$985,423	100.0%	$921,534	100.0%	$3,318,126	100.0%	$3,780,213	100.0%

Operating income:
Electric Power	$47,341	9.2%	$63,377	11.2%	$226,109	10.9%	247,671	10.8%
Natural Gas and Pipeline	54,506	15.5%	24,914	10.9%	62,663	8.0%	76,169	8.7%
Telecommunications	6,662	7.1%	9,338	8.7%	25,346	6.7%	41,917	7.8%
Fiber Optic Licensing	12,120	52.2%	9,482	50.4%	44,143	50.6%	32,773	52.6%
Corporate and Non-Allocated Costs	(48,197)	N/A	(29,479)	N/A	(116,139)	N/A	(109,363)	N/A

Consolidated operating income	$72,432	7.4%	$77,632	8.4%	$242,122	7.3%	$289,167	7.6%

Backlog
Backlog represents the amount of revenue that we expect to realize from work to be performed in the future on uncompleted contracts, including new contractual arrangements on which work has not yet begun. The backlog estimates include amounts under long-term maintenance contracts in addition to construction contracts. We determine the amount of work under long-term maintenance contracts, or master service agreements (MSAs), to be disclosed as backlog as the estimate of future work to be performed by using recurring historical trends inherent in the current MSAs, factoring in seasonal demand and projected customer needs based upon ongoing communications with the customer. In many instances, our customers are not contractually committed to specific volumes of services under our MSAs, and many of our contracts may be terminated with notice. There can be no assurance as to our customers’ requirements or that our estimates are accurate. In addition, many of our MSAs, as well as contracts for fiber optic licensing, are subject to renewal options. For purposes of calculating backlog, we have included future renewal options only to the extent the renewals can reasonably be expected to occur. We also included in backlog our share of the work to be performed under contracts signed by joint ventures in which we have an interest.
The table below provides the total backlog at the end of each period, with the 12 month column indicating what portion of such backlog is expected to be realized over the next 12 months.

	Backlog as of
	December 31, 2009		September 30, 2009
	12 Month	Total	12 Month	Total
Electric Power	$1,312,141	$3,855,320	$1,294,112	$4,093,158
Natural Gas and Pipeline	847,702	1,120,795	394,727	591,808
Telecommunications	222,999	285,295	251,835	403,963
Fiber Optic Licensing	87,786	387,373	85,839	395,220

Total	$2,470,628	$5,648,783	$2,026,513	$5,484,149

Quanta Services, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
For the Three and Twelve Months Ended December 31, 2009 and 2008
(In thousands, except per share information)
(Unaudited)
The non-GAAP measure of adjusted diluted earnings per share is provided to enable investors to evaluate quarterly and annual performance excluding the effects of items that management believes impact the comparability of operating results between periods. More particularly, (i) the release of tax contingencies generally occur at the expiration of statutory periods, resulting in variations in the timing and amounts of such releases from period-to-period; (ii) amortization of intangible assets and acquisition/integration costs are impacted by Quanta’s acquisition activity, which can cause these amounts to vary from period-to-period; (iii) non-cash interest expense results from the requirements of FSP APB 14-1 (FASB ASC 470-20) (see Note (a) to the Consolidated Statements of Operations) and varies from period-to-period depending on the amount of the convertible subordinated notes outstanding during the period; and (iv) non-cash compensation expense may vary due to acquisition activity and factors influencing the estimated fair value of performance-based awards.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Adjusted diluted earnings per share:	2009	2008	2009	2008
		Restated(1)		Restated(1)
Net income attributable to common stock (GAAP, as reported)	$43,945	$46,489	$162,162	$157,565
Adjustments: Impact of tax contingency releases (2)	—	—	(22,446)	—
Acquisition / Integration costs, net of tax	4,287	—	5,600	—

Adjusted net income attributable to common stock before certain non-cash adjustments:	48,232	46,489	145,316	157,565
Non-cash stock-based compensation, net of tax	3,196	2,617	12,123	10,182
Non-cash interest expense, net of tax	725	671	2,817	9,681
Amortization of intangible assets, net of tax	14,452	4,170	23,761	22,143

Adjusted net income attributable to common stock after certain non-cash adjustments	66,605	53,947	184,017	199,571
Effect of convertible subordinated notes under the “if-converted” method — interest expense addback, net of tax	949	981	3,794	10,331

Adjusted net income attributable to common stock for adjusted diluted earnings per share	$67,554	$54,928	$187,811	$209,902

Calculation of weighted average shares for adjusted diluted earnings per share:

Weighted average shares outstanding for basic earnings per share	208,293	195,531	200,733	178,033
Effect of dilutive stock options	162	158	192	342
Effect of shares held in escrow	1,532	—	386	—
Effect of convertible subordinated notes under the “if converted” method — weighted convertible shares issuable	6,415	8,250	6,415	25,015

Weighted average shares outstanding for adjusted diluted earnings per share	216,402	203,939	207,726	203,390

Adjusted diluted earnings per share	$0.31	$0.27	$0.90	$1.03

(1)	See Note (a) to the Consolidated Statements of Operations

(2)	Reflects the elimination of tax benefits primarily associated with the expiration of various federal and state tax statutes of limitations during the third quarter of 2009.